Exhibit 23.1

11 March, 2003

        We consent to the filing of our opinion as Exhibit 5.1 as part of the Registration Statement on Form S-3 (File No. 333-102895) of Scottish Annuity & Life Holdings, Ltd. and to the use of our name therein and in the related prospectus under the captions "Legal Matters," "Tax Considerations—The Cayman Islands" and Enforcement of Civil Liabilities under United States Federal Securities Laws."

/s/ Maples and Calder